EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Prosper Marketplace, Inc., pertaining to the Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan, of our report dated March 18, 2013 on the consolidated financial statements of Prosper Marketplace, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 19, 2013.

 /s/ Odenberg Ullakko Muranishi & Co. LLP

San Francisco, California
August 1, 2013